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Atossa Therapeutics Urges Shareholders to Vote on Proposals Ahead of its Annual Stockholder Meeting May 14, 2021 at 1:00 PM Pacific Time

SEATTLE, May 11, 2021 (GLOBE NEWSWIRE) -- Atossa Therapeutics, Inc. (Nasdaq: ATOS), a clinical-stage biopharmaceutical company seeking to discover and develop innovative medicines in areas of significant unmet medical need in oncology and infectious diseases urges stockholders to vote on proposals put forth in the proxy statement prior to the Company’s May 14, 2021 annual stockholder meeting.

Atossa stockholder as of the March 24, 2021 record date may vote by calling (833) 786-6488 Monday through Friday 9 a.m. to 9 p.m. Eastern Time. Details of the proposals, the stockholder meeting, and additional information on how to vote your shares can be found in the proxy statement, found here. Holders of approximately 17.3 million shares of Atossa common stock as of the record date have entered into lock-up and voting agreements which require that they vote at the annual stockholder meeting.

About Atossa Therapeutics

Atossa Therapeutics, Inc. (Nasdaq: ATOS) is a clinical-stage biopharmaceutical company seeking to discover and develop innovative medicines in areas of significant unmet medical need in oncology and infectious diseases, with a current focus on breast cancer and COVID-19. For more information, please visit www.atossatherapeutics.com

Forward-Looking Statements

Forward-looking statements in this press release, which Atossa undertakes no obligation to update, are subject to risks and uncertainties that may cause actual results to differ materially from the anticipated or estimated future results, including the risks and uncertainties associated with development plans, any variation between interim, preliminary and final clinical results, actions and inactions by the FDA, the outcome or timing of regulatory approvals needed by Atossa including those needed to commence studies of AT-H201, AT-301 and Endoxifen, lower than anticipated rate of patient enrollment, estimated market size of drugs under development, the safety and efficacy of Atossa’s products, performance of clinical research organizations and investigators, obstacles resulting from proprietary rights held by others such as patent rights, whether reduction in Ki-67 or any other result from a neoadjuvant study is an approvable endpoint for oral Endoxifen, whether change in mammographic breast density is an approvable end point for oral Endoxifen, and other risks detailed from time to time in Atossa’s filings with the Securities and Exchange Commission, including without limitation its periodic reports on Form 10-K and 10-Q, each as amended and supplemented from time to time.

Company Contact:
Atossa Therapeutics, Inc.
Kyle Guse, CFO and General Counsel
Office: (866) 893-4927
kyle.guse@atossainc.com

Investor Relations Contact:
Core IR

Office:(516) 222-2560

ir@atossainc.com

Source: Atossa Therapeutics, Inc.